Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Lonestar Resources US Inc. (the “Company”) on Form 10-K/A for the year ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-K/A”), I, Frank D. Bracken III, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Form 10-K/A fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 2, 2018	By:	/s/ Frank D. Bracken, III
Frank D. Bracken, III
Chief Executive Officer